Exhibit 8.3

                         [LETTERHEAD OF CLYDE & CO]



LaSalle Re Holdings Limited
25 Church Street
Hamilton
Bermuda






VGS/98-04254                                                29 September 1998


Dear Sirs

Opinion

We have acted as legal advisers in England and Wales to LaSalle Re Limited, a Bermudian corporation, ("LaSalle Re") and its subsidiaries, LaSalle Re (Services) Limited, a United Kingdom company, ("Services"), and LaSalle Re Corporate Capital Ltd., a Bermudian corporation, ("LaSalle Re Capital"), in connection with, inter alia:

(i)      a Contract Services Agreement between LaSalle Re and Services; and

(ii) an application by LaSalle Re Capital, for corporate membership of Lloyd's.

We have also commented at your request, made on behalf of LaSalle Re Holdings Limited ("the Company"), on the Registration Statement described below.

This Opinion is furnished to you solely for your benefit and is not to be relied upon by any other person without our written consent.

1.       In rendering this opinion we have considered the following documents:

         (a) the Company's Registration Statement on Form S-3 dated 29 September 1998 relating to the registration of an offering of 3,756,886 common shares of the Company and any amendments thereto (the "Registration Statement");





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         (b)      a Contract Office Services Agreement dated 1 September 1994;

         (c) a letter dated 23 August 1994 from Verner Southey of Clyde & Co to Alan Williams of the UK Department of Trade and Industry (Insurance Division) (the "DTI Letter");

         (d) a draft memorandum dated 4 May 1994 from Clyde & Co to CNA International, London, agents for LaSalle Re, headed "LaSalle Re: Proposed Contact Office in the UK" (the "First Memorandum");

         (e) a memorandum dated 6 June 1994 from Clyde & Co. to CNA International, London headed "LaSalle Re: Management and Control Issues" (the "Second Memorandum"); and

         (f) the documents filed by Clyde & Co with Lloyd's in relation to the application by LaSalle Re Capital for corporate membership of Lloyd's.


2.       In connection with this Opinion we have assumed:

         (a) that the Company, LaSalle Re and Services carry on business in conformity with the description in the Registration Statement;

         (b) that Services carries on business in conformity with the description in the DTI Letter and the recommendations made by Clyde & Co in the First Memorandum;

         (c) that LaSalle Re Capital will not carry on any business other than that of an insurer accepting and reinsuring risks as a corporate member of Lloyd's acting through managing agents at Lloyd's;

         (d) that neither the Company nor LaSalle Re has any place of business or carry on any business in the United Kingdom other than through Services or LaSalle Re Capital;

         (e) that Services does not have any place of business or carry out any business function or activity in the United Kingdom save for those governed by the Contact Office Services Agreement; and

         (f) that the management and control of the Company and LaSalle Re are exercised wholly outside the United Kingdom and in accordance with the Second Memorandum.







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         We do not in our capacity as legal advisers to the Company in
         England and Wales have any personal knowledge of any matter which is inconsistent with the facts assumed above but we have not carried on any investigation or verification of those facts.

Based upon and subject to the foregoing, we are of the opinion that:

(i) Services is subject to tax in the United Kingdom in respect of its own income;

(ii) LaSalle Re Capital is subject to tax in the United Kingdom in respect of its profits and gains as an underwriting member of Lloyd's but that;

(iii) the activities of Services and LaSalle Re Capital will not cause the Company or LaSalle Re to be subject to United Kingdom tax on any portion of their net income.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the sections entitled "Certain Tax Considerations" and "Legal Matters" in the
Registration Statement.

Yours faithfully,


/s/ CLYDE & CO


Clyde & Co
409263